UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2021
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue	60611
Chicago
Illinois
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Preferred Stock Transaction

On January 15, 2021, R1 RCM Inc. (the “Company”) completed the previously announced transaction (the “Closing”) contemplated by the Preferred Stock Agreement (the “Preferred Stock Agreement”), dated January 5, 2021, between the Company and TCP-ASC ACHI Series LLLP (the “Investor”), a Delaware limited liability limited partnership jointly owned by Ascension Health Alliance and investment funds affiliated with TowerBrook Capital Partners. Pursuant to the Preferred Stock Agreement, the Investor converted all of its 294,266 shares (the “Current Shares”) of 8% Series A Convertible Preferred Stock (the “Series A Preferred Stock”) into 117,706,400 shares of common stock of the Company into which the Current Shares were convertible pursuant to the Certificate of Designation of Series A Preferred Stock, and, in consideration therefor, the Company (i) issued 21,582,800 additional shares of common stock, and (ii) paid the Investor $105.0 million in cash.

On January 15, 2021, in connection with the Closing, the Company entered into an amendment to the Investor Rights Agreement, dated February 16, 2016, on the terms described in, and in the same form as the form of amendment filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on January 6, 2021.

Second Amendment to the Credit Agreement

On January 13, 2021, the Company entered into Amendment No. 2 and Waiver to Credit Agreement (the “Second Amendment”), to the Credit Agreement, dated as of June 26, 2019 (as amended by Amendment No. 1 to Credit Agreement, dated as of March 20, 2020, and as further amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Company, the subsidiary guarantors named therein, Bank of America, N.A., as administrative agent, and the lenders named therein. Pursuant to the Second Amendment, the lenders named in the Second Amendment agreed (i) to waive the Company’s obligation to use the $135.0 million of net proceeds from the sale of the Company’s emergency medical services (“EMS”) business, including EMS Revenue Cycle Management and Electronic Patient Care Reporting, for purposes of reinvestments in useful assets of the Company, or to prepay the loans under the Credit Agreement, as otherwise required by the terms of the Credit Agreement, (ii) to amend the restricted payments covenant to permit the Company to make additional cash payments to the Investor in an amount not to exceed $105.0 million in connection with the Closing and reduce the “Available Amount” from which the Company can make certain investments, debt prepayments, or restricted payments by $105.0 million and (iii) that the excess cash flow sweep will begin with fiscal year ended December 31, 2021 instead of fiscal year ended December 31, 2020.

A copy of the Second Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit Number	Description
10.1
Amendment No. 2 and Waiver, dated as of January 13, 2021, to Credit Agreement, by and among R1 RCM Inc., the other parties party thereto as Credit Parties (as defined therein), Bank of America N.A., as administrative agent and the financial institutions party thereto as lenders

	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 15, 2021

R1 RCM Inc.

		By:	/s/ Rachel Wilson

Rachel Wilson
Chief Financial Officer